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                                                                    Exhibit 16.1

           LETTER OF PRICEWATERHOUSECOOPERS LLP, DATED APRIL 7, 2006,
                   REGARDING CHANGE IN CERTIFYING ACCOUNTANT

April 7, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Blue Nile, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Blue Nile, Inc. dated April 4, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP